Exhibit 10U

Joint Venture Distribution Rights Agreement

AGREEMENT (the “Agreement”) dated as of May 15, 2008 by and between Innova Pure Water Inc, having its principal offices at 3001 Countryside Blvd., Clearwater FL, 33761. (Hereinafter referred to as “DISTRIBUTOR”) and SEYCHELLE ENVIRONMENTAL TECHNOLOGY, INC. (Hereinafter referred to as the “Company”), having its principal offices at 33012 Calle Perfecto, San Juan Capistrano, CA 92675.

      WHEREAS, DISTRIBUTOR now desires to be designated by the Company as a Joint Venture partner of the water filtration products manufactured and sold by the Company which products are described on Exhibit “A” hereto (and are each herein referred to individually as a “Product” and, collectively, as the “Products”), and thereby to have and hold the right to distribute and sell each of the Products within The Territory described in Exhibit “B” and at OEM prices covered in Exhibit “C” and

WHEREAS, the Company is willing to designate and empower DISTRIBUTOR as a Joint Venture partner for the distribution of the Products in The Territory on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Distribution Rights.

A.
The Company hereby grants to DISTRIBUTOR the right to distribute and sell each of the Products within the Territory. The Products are to be labeled under the Innova brand name, a brand name of one of their customers, or by mutual agreement a Seychelle brand.

B.	The parties hereto understand and agree that the scope of the rights so granted (the Distribution Rights”) shall mean, include and encompass the following:

•	DISTRIBUTOR acknowledges that it is not acquiring any Trademarks or Trade Secrets from the Company as a part of this Agreement.

•
DISTRIBUTOR acknowledges that it is acquiring the rights to use any and all Seychelle Patents in the manufacture of water filtration bottles.  Innova gives Seychelle similar rights to use any and all Innova Patents in the use and manufacture of its water filtration bottles.

•
DISTRIBUTOR acknowledges that it is not acquiring any rights to produce or use trade names, literature, advertise or send out press releases pertaining to the Company without the advanced written consent of the Company.

•	DISTRIBUTOR shall be exclusively responsible for all sales, promotion and marketing expenses relating to its distribution and sale of Products in The Territory.

•
DISTRIBUTOR covenants and agrees that it will not distribute or resell any Products purchased from the Company other than in The Territory without first advising the Company of its intention and receiving the Company’s prior written approval to do so.

2. Products to be Sold

The Company hereby agrees to sell to DISTRIBUTOR Products covered in Exhibit “A.”

A.	DISTRIBUTOR shall be responsible for all costs of shipping the purchased Products from its plant in San Juan Capistrano, CA 92675.
B.
The Company represents and agrees that it will use all commercially reasonable      efforts to manufacture and deliver any Products ordered by DISTRIBUTOR on a priority basis, but in all events in a timely manner. Subject to availability of component parts and Acts of God, the Company will ship all orders within 45 days of receipt of funds.

3.  Indemnification.

A.
The Company warrants and represents to DISTRIBUTOR that (i) the Company has full power and authority to grant the Distribution Rights, (ii) no approval or consent of any third party is required to enable the Company to make such grant or for DISTRIBUTOR thereupon to be entitled to exercise the full rights and benefits intended thereby, and (iii) the grant thereof will not breach any license, patent or other right or agreement to which the Company is a party with respect to the Company’s rights and authority to manufacture and sell each of the Products.

B.
The Company shall defend and indemnify DISTRIBUTOR and hold its members, managers, officers, employees and agents harmless against all claims and losses (including reasonable attorney’s fees and costs incurred in investigating or defending against any such claims) suffered by DISTRIBUTOR in connection with or as a result of a breach of the representation and warranty made by the Company in subsection A. above.

C.
Conversely, DISTRIBUTOR agrees that it shall defend and indemnify the Company and hold its, managers, officers, employees and agents harmless against all claims and losses (including reasonable attorney’s fees and costs incurred in investigating or defending against any such claims) suffered by the Company in connection with or as a result of the gross negligence, misrepresentation, or willful misconduct of DISTRIBUTOR or its personnel in the performance of its duties hereunder.

D.
The Company warrants that its Products are free from defects in materials and workmanship exclusive of normal wear and tear. It further warrants that the Products, if used for the purposes intended, will not cause bodily harm or injury.

4. Miscellaneous Provisions.

A.
Modification:  No modification, waiver or amendment of any term or condition of this Agreement shall be effective unless and until it shall be reduced to writing and signed by both of the parties hereto or their legal representatives.

B.
Complete Agreement:  This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof.

C.	Assignment: This Agreement may not be assigned, in whole or in part, by either party hereto without prior written consent shall not be unreasonably withheld.

D.
Governing Law:  This Agreement shall be construed according to the laws of the State of California and shall not be subject to any choice of law provisions of such laws.  This Agreement shall be binding upon DISTRIBUTOR and the Company, and their respective successors and assigns.

E.
Compliance with Laws:  The parties hereto represent and agree each for itself that they and their respective employees, agents and subcontractors will comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of their respective services, duties and obligations under this Agreement.

F.
Force Majeure:  Either party is excused from performance and shall not be liable for any delay in performance or delivery or for non-performance or non-delivery, in whole or in part, caused by the occurrence of any contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, accident, explosion, flood, storm, acts of God and similar occurrences. Either party may terminate or suspend its obligations under this Agreement if such obligations are prevented by any of the above events to the extent such events are beyond the reasonable control of the party whose reasonable performance is prevented.

G.	Length of Agreement: This agreement shall remain in force in perpetuity.

H.	Termination: Either party may terminate this Agreement with sixty (60) days written notice if either party:

1.	Violates any provision of this Agreement.
2.	Commits a dishonest or illegal act.

I.	Non-Circumvent: Both parties agree not to solicit each others customers.

J.	Customer Protection: DISTRIBUTOR agrees to provide the Company on a periodic basis a list of targeted customers. The Company will notify the DISTRIBUTOR of any prior contacts or conflicts with any of the targeted customers. If none exist, DISTRIBUTOR shall have the right to sell that customer exclusively for six (6) months after notification to the Company. If no sales are made, the Company shall have the right, at its discretion, to sell to that account. The Company will supply, at the signing of this Joint Venture Distribution Rights Agreement, a list of its major customers and those which are under contract with other distributors.

K. Good Faith: Both parties agree to deal with each other in good faith and fair dealing in all activities in the Joint Venture.

5. Survival Provisions.

The terms and provisions of the Agreement that by their sense and context to survive the performance hereof by either party or by other parties hereto shall so survive the completion of performance and termination of this Agreement, including without limitation the making of any and all payments due hereunder unless otherwise noted.

6.  Confidentiality.

A.
The information furnished or disclosed by either party to the other in connection with this Agreement and the performance of the respective party’s services, duties and obligations hereunder, may contain or reflect confidential information with respect to the business operations and practices of the parties, any selling properties and/or buying sponsors (“Confidential Information”). Confidential Information furnished by either party to the other shall be used exclusively and only in connection with this Agreement.

B.
The parties hereto acknowledge and agree that the unauthorized disclosure of use of any Confidential Information may cause immediate and irreparable injury to the party which has disclosed that Confidential Information to the other party, injury which can not be adequately compensated by monetary damages. Accordingly, each party hereto authorizes the other party to seek any temporary or permanent injunctive relief necessary to prevent such disclosure or use, or threat thereof.  Further, each party hereto consent to the jurisdiction of any federal or state court sitting in the State of California for purposes of any suit seeking such injunctive relief, and consents to the service of process therein by certified or registered mail, return receipt requested.

ACCEPTED AND AGREED BY:

     INNOVA PURE WATER INC.

By:	/s/ John Thatch	Date: May 15, 2008
Mr. John Thatch, CEO

    SEYCHELLE ENVIRONMENTAL TECHNOLOGY, INC.

By:	/s/ Richard Parsons	Date: May 15, 2008
Mr. Richard Parsons Executive VP

Exhibit “A”

All Seychelle Water Filtration products.

Exhibit “B”

The territory is worldwide.

Exhibit “C”

OEM price schedule to be included.